031-200

FORM CD-74-10M-10-79-152328

Examiner

# The Commonwealth of Massachusetts

MICHAEL JOSEPH CONNOLLY
Secretary of State
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

FEDERAL IDENTIFICATION NO. 04-186-6480

## RESTATED ARTICLES OF ORGANIZATION

**General Laws, Chapter 156B, Section 74**

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

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We, Douglas R. Starrett, President/~~Vice President~~, and Roger A. Moore, Clerk/~~Assistant Clerk~~ of

THE L. S. STARRETT COMPANY
(Name of Corporation)

located at 121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on DECEMBER 6, 1989, ~~by vote of~~ of the directors of the corporation

~~............ shares of ............ out of ............ shares outstanding,~~
(Class of Stock)

~~............ shares of ............ out of ............ shares outstanding, and~~
(Class of Stock)

~~............ shares of ............ out of ............ shares outstanding,~~
(Class of Stock)

~~being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:~~ NO AMENDMENTS.

~~1. The name by which the corporation shall be known is:~~

~~2. The purposes for which the corporation is formed are as follows:~~

SEE ATTACHED RIDER A FOR TEXT OF ARTICLES ONE THROUGH SIX.

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Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8½ x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. ~~The total number of shares and the par value, if any, of each class of stock which the corporation is~~ authorized to issue is as follows:

| | WITHOUT PAR VALUE | WITH PAR VALUE | |
|---|---|---|---|
| CLASS OF STOCK | NUMBER OF SHARES | NUMBER OF SHARES | PAR VALUE |
| Preferred | | | |
| Common | | | |

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

*5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

*If there are no such provisions, state "None".

THE L. S. STARRETT COMPANY

RESTATED ARTICLES OF ORGANIZATION

1. The name by which the corporation shall be known is:

THE L. S. STARRETT COMPANY

2. The purposes for which the corporation is formed are as follows:

2.1 To carry on the business of producing, manufacturing, processing, buying, selling, importing, exporting, and otherwise dealing in and with substances, materials and goods of all kinds, including without limitation precision tools, dial indicators, steel tapes, ground flat stock, hacksaws, bandsaws, hand knives and vises;

2.2 To carry on any one or more other businesses, operations or activities which may be lawfully carried on by a corporation organised under Chapter 156B of the General Laws (the Business Corporation Law) of The Commonwealth of Massachusetts, as from time to time amended, and to use and exercise all powers granted to such corporations by said General Laws, whether or not related or incidental to or useful in connection with any of the businesses referred to in the foregoing paragraph; and

2.3 To do any and all acts and things in this Article 2 set forth to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and whether alone or in conjunction or jointly with others or through a wholly or partly owned subsidiary or otherwise.

3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows.

| Class of Stock | Without Par Value Number of Shares | With Par Value Number of Shares | Par Value |
|---|---|---|---|
| Preferred | None | None | |
| Common | | | |
| Class A | None | 10,000,000 | $1.00 |
| Class B | None | 10,000,000 | $1.00 |

4. The voting powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of the Class A Common Stock and the Class B Common Stock shall be governed by the following provisions.

CLASS A COMMON STOCK AND CLASS B COMMON STOCK

Except as otherwise provided in these Articles of Organization, each share of Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

1. Dividends, Combinations and Subdivisions

Subject to the limitations prescribed herein and any further limitations in accordance herewith, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive, when and as declared by the board of directors, out of the assets or funds which are by law available therefor, dividends payable in cash, or in property, or in shares of Class A Common Stock, or in shares of Class B Common Stock, or in any combination thereof. No cash dividend shall be declared or paid on the Class B Common Stock unless a cash dividend at least equal in amount per share shall contemporaneously be declared or paid on the Class A Common Stock. In addition, no dividends payable in stock or property (other than cash) shall be declared or paid on either the Class A Common Stock or the Class B Common Stock unless an equal per share dividend of stock or property is declared and paid on the shares of the other class.

2. Voting

(a) Except as provided by law or except as expressly provided herein, at every meeting of stockholders, every holder of Class A Common Stock shall be entitled to one vote on all matters in person or by proxy for each share of Class A Common Stock outstanding in his name on the transfer books and every holder of Class B Common Stock shall be entitled to ten votes on all matters in person or by proxy for each share of Class B Common Stock outstanding in his name on the transfer books.

At every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting as a class, shall be entitled to elect 25% of the number of directors to be elected at such meeting, and if 25% of such number of directors is not a whole number, then the holders of Class A Common Stock, voting as a class, shall be entitled to elect the next higher whole number of directors to be elected at such meeting but in any event shall be entitled to elect at least one director at such meeting, and the holders of Class B Common Stock shall have no voting rights with respect to the election of such directors. The holders of Class A Common Stock and Class B Common Stock, voting as single class, shall be entitled to elect the remaining directors to be elected at such meeting.

(b) Except as may otherwise be required by law or these Articles of Organization, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any series of Preferred Stock. "Common Stock" as used in Section 6.7 of these Articles of Organization shall mean Class A Common Stock and Class B Common Stock.

3. Conversion

(a) Each share of Class B Common Stock may at any time be converted by the holder thereof into one fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender to the corporation of the certificate representing such shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of the corporation, or if an agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter referred to as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and

(as so required by this corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and by transfer tax stamps or funds therefor, if required pursuant to subparagraph (e) below.

(b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided for in subparagraph (a) above and the payment of any amount required by the provisions of subparagraphs (a) and (e), the corporation will deliver, or cause to be delivered at the office of the Transfer Agent, to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued to be treated as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

(c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class B Common Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share (unless such dividend or distribution is one or more shares, or a fraction thereof, of Class B Common Stock, in which case such holder shall be entitled to receive a like number of shares of Class A Common Stock, or any cash issued in lieu of fractional shares) on the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or this corporation's default in payment of the dividend due on such date.

(d) The corporation convenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the corporation from satisfying its obligation in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury. The corporation convenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will cause such shares to be duly registered or approved, as the case may be. The corporation convenants that all shares of Class A Common Stock which shall be issued upon conversion

of the shares of Class B Common Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

(e) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

(f) At any time while there are shares of Class B Common Stock issued and outstanding, the Continuing Directors of the corporation may, in their sole discretion, by a majority vote, convert all issued shares of Class B Common Stock into Class A Common Stock on a share-for-share basis; provided that (i) legislation or regulations are enacted which would prohibit the listing, quotation or trading of the Company's Class A Common Stock on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System, or (ii) the number of outstanding shares of Class B Common Stock shall be less than 200,000 for not less than 30 days. To the extent practicable, notice of such conversion of Class B Common Stock specifying the date fixed for said conversion shall be mailed, postage prepaid, at least 10 days but not more than 30 days prior to said conversion date to the holders of record of the Class B Common Stock at their respective addresses as the same shall appear on the books of the corporation; provided, however, that no failure or inability to provide such notice shall limit the authority or ability of the Continuing Directors to convert all issued shares of Class B Common Stock into shares of Class A Common Stock. Immediately prior to the close of business on said conversion date (or, if said conversion date is not a business day, on the next succeeding business day) each outstanding share of Class B Common Stock shall thereupon automatically be converted into a share of Class A Common Stock and each stock certificate theretofore representing shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Class A Common Stock. For purposes of this paragraph 3(f), "Continuing Director" means any member of the board of directors who (a) was a member of the board of directors on July 29, 1988 or (b) was nominated or elected to his or her initial term of office by a vote of the board of directors that included the affirmative vote of two-thirds of the Continuing Directors in office at the time of such vote.

(g) Shares of Class B Common Stock which have been converted into shares of Class A Common Stock will have the status of authorized and unissued shares of Class B Common Stock.

4. Transfer

(a) No person holding record or beneficial ownership of shares of Class B Common Stock (a "Class B Holder") may transfer record or beneficial ownership of, and neither the corporation nor the Transfer Agent shall register the transfer of, such shares of Class B Common Stock, whether by sale, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder or the family members of such Class B Holder; provided, however, that a Class B Holder may sell

to the corporation, and the corporation may purchase from such Class B Holder, shares of Class B Common Stock. The term "Permitted Transferee" shall have the following meaning:

(i) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (a) the spouse of such Class B Holder; (b) a lineal descendant of such Class B Holder, including adopted children of such Class B Holder (said lineal descendants, together with the Class B Holder and his or her spouse, are hereinafter referred to as such Class B Holder's "family members"); (c) the trustee of a trust for the benefit of one or more of such Class B Holder's family members; (d) the estate of such Class B Holder or the family members of such Class B Holder receiving such shares of Class B Common Stock by virtue of the death, bankruptcy, or insolvency of such Class B Holder or the family members of such Class B Holder; and (e) a corporation, the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, one or more of such Class B Holder's family members, provided that if any share of capital stock of such corporation (or any survivor of a merger or a consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not one of such Class B Holder's family members, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall thereupon be converted automatically into a like number of shares of Class A Common Stock and each stock certificate theretofore representing such shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Class A Common Stock.

(ii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust other than a trust described in paragraph 4(a)(iii) below, "Permitted Transferee" means (a) a successor trustee to such trust, (b) the settlor of such trust, and (c) a Permitted Transferee of such settlor determined pursuant to paragraph 4(a)(i) above.

(iii) In the case of a Class B Holder holding the shares of Class B Common Stock in question as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom Class B Common Stock is first distributed by this corporation (the "Record Date"), "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

(iv) In the case of a Class B Holder which is a partnership holding record and beneficial ownership of shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership who was a partner of such partnership on the Record Date.

(v) In the case of a Class B Holder which is a corporation holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means (a) any stockholder of such corporation on the Record Date receiving shares of Class B Common Stock through a dividend or through a distribution made upon liquidation of such corporation and (b) a survivor of a merger or consolidation of such corporation.

(vi) In the case of an estate (or representative thereof) holding the shares of Class B Common Stock in question as a result of the death, bankruptcy or insolvency of a Class B Holder or the family members of such Class B Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder determined pursuant to paragraph 4(a)(i) above.

(vii) In the case of a Class B Holder who is the record owner but not the beneficial owner (as defined in paragraph 4(b) below) of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means (a) such beneficial owner and (b) Permitted Transferee of such beneficial owner (determined as if such beneficial owner was also the record owner of such Class B Common Stock).

Any purported transfer of shares of Class B Common Stock to any person other than a Permitted Transferee shall be null and void and such shares of Class B Common Stock purported to be so transferred shall thereupon be converted automatically into a like number of shares of Class A Common Stock and each stock certificate theretofore representing such shares of Class B Common Stock shall thereupon and thereafter represent a like number of shares of Class A Common Stock. The purported transferee shall have no rights as a stockholder of the corporation and no other rights against, or with respect to, the corporation except the right to receive shares of Class A Common Stock upon the immediate and automatic conversion of his shares of Class B Common Stock into Class A Common Stock. Upon the liquidation, dissolution or winding up of the business or affairs of any corporation, partnership or trust, the shares of Class B Common Stock held by such corporation, partnership or trust shall immediately and automatically convert into an equal number of shares of Class A Common Stock. The corporation may require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is a Class B Holder or a Permitted Transferee. The Continuing Directors shall have the power to determine for all purposes of this paragraph 4, on the basis of information known to the Continuing Directors, whether a person is a Class B Holder and whether a transferee is a Permitted Transferee, and any such determination shall be conclusive and binding for all purposes of this paragraph 4.

(b) Shares of Class B Common Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereinafter defined) and not in "street" or "nominee" names; provided, however, that certificates representing shares of Class B Common Stock issued as a stock dividend on the corporation's then outstanding Class A Common Stock may be registered in the same name and manner as the certificates representing the shares of Class A Common Stock with respect to which the shares of Class B Common Stock are issued. For the purposes of this paragraph 4, the term "beneficial owner(s)" of any shares of Class B Common Stock shall mean the person or persons who

possess the power to dispose of, or to direct the disposition of, such shares. Any shares of Class B Common Stock registered in "street" or "nominee" name may be transferred to the beneficial owner of such shares on the record date of such stock dividend, upon proof satisfactory to the corporation and the Transfer Agent that such person was in fact the beneficial owner of such shares on the record date for such stock dividend.

(c) The votes pertaining to any share of Class B Common Stock or any proxy related to such votes may not be sold or otherwise transferred, except to a Permitted Transferee, in consideration of any sum of money or anything of value.

(d) Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that such shares shall not be transferred to, or registered in the name of, the pledgee and shall remain subject to the provisions of this paragraph 4. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may not be transferred to the pledgee or any person other than the corporation and may only be converted into shares of Class A Common Stock.

(e) The corporation shall note on the certificates representing the shares of Class B Common Stock the restrictions on transfer and registration of transfer imposed by this paragraph 4.

(f) For purposes of this paragraph 4:

(i) Each joint owner of shares of Class B Common Stock shall be considered a Class B Holder of such shares.

(ii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

(iii) The relationship of any persons that is derived by or through legal adoption shall be considered a natural one.

(iv) Unless otherwise specified, the term "person" includes natural person, corporation, partnership, unincorporated association, firm, joint venture, trust or other entity.

(v) Persons participating in the corporation's Employees' Retirement Plan or the Employee Stock Ownership Plan or the 401(k) Stock Savings Plan or the Stock Option Plans (or any similar or successor plans) shall be deemed to be the Class B Holders of any shares of Class B Common Stock allocated to their accounts pursuant to such plan.

5. Authorized Shares

(a) The number of authorized shares of Class B Common Stock may not be increased unless approved by the holders of a majority of the then outstanding shares of Class A Common Stock, voting together as a single class.

(b) No fractional shares of Class A Common Stock shall be issued upon

conversion of shares of Class B Common Stock. In lieu of fractional shares, the Transfer Agent shall pay an amount in cash equal to the fair market value of the shares of Class A Common Stock on the conversion date multiplied by the fraction of shares of Class A Common Stock that would otherwise be issuable. Fair Market Value shall be determined in accordance with procedures approved by the Board of Directors from time to time.

6. Distribution of Assets

In the event the corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, the holders of the Class B Common Stock shall be entitled to share ratably with the holders of the Class A Common Stock of the corporation as a single class in the net assets of the corporation, that is, an equal amount of net assets for each share of Class A Common Stock and Class B Common Stock. A merger or consolidation of the corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the corporation (which shall not in fact result in the liquidation of the corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the corporation within the meaning of this paragraph 6.

5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

The transfer of shares of Class B Common Stock is governed by paragraph 4 of Article 4 above.

6. Other lawful provision, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

6.1 The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

6.2 No stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

6.3 The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends or otherwise distributed. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital

stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

6.4 The purchase or other acquisition or retention by the corporation of shares of its own capital shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall so have provided at the time of authorizing such reduction.

6.5 Each director and officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports, opinions and advice to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care, or upon other records of the corporation.

6.6 The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

(1) such contract, transactions or act shall not be in any way invalidated or otherwise affected by that fact;

(2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

(3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested and to whom the nature of such interest has been disclosed, which majority shall constitute a quorum for such purpose.

As used in this Article 6.6, the term "interest" means personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern; the term "concern" means any corporation, association, trust, partnership, firm, person or other

entity other than this corporation; and the phrase "subsidiary or affiliate" means any concern in which a majority of the directors, trustees, partners or controlling persons are directors or officers of this corporation or are elected or appointed by the directors of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of a majority in interest of each class of the capital stock of this corporation outstanding and entitled to vote for directors at an annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof; provided, however, that with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting. Stockholders so interested may vote at any such meeting. Any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this Article 6.6 which would be valid but for those provisions.

6.7 The vote of two-thirds of the common stock of the corporation outstanding and entitled to vote shall be necessary for approval of any agreement of consolidation or merger entered into by the corporation pursuant to the provision of Section 78 or Section 79 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts.

6.8 No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as director notwithstanding any law imposing such liability except to the extent such exemption from liability is not permitted under the Business Corporation Law as the same may be amended from time to time. No amendment or repeal of this Article 6.8 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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1989 DEC 20 PM 3:12

CORPORATION DIVISION

# THE COMMONWEALTH OF MASSACHUSETTS

## RESTATED ARTICLES OF ORGANIZATION
**(General Laws, Chapter 156B, Section 74)**

I hereby approve the within restated articles of organization and, the filing fee in the amount of $ 200.00 having been paid, said articles are deemed to have been filed with me this 20th day of December, 19 89.

MICHAEL JOSEPH CONNOLLY
*Secretary of State*

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 6/16/09 CLERK

### TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:
Steven A. Wilcox, Esq.
Ropes & Gray
One International Place
Boston, MA 02110

Telephone (617) 951-7319

Copy Mailed

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles ..............................

(*If there are no such amendments, state "None".)

Briefly describe amendments in space below:

None.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 6th day of December in the year 1989

[signature] President/~~Vice-President~~

[signature] Clerk/~~Assistant Clerk~~

NO. 04-1866480

# The Commonwealth of Massachusetts

**William Francis Galvin**
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

024

## ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)

We, Douglas A. Starrett, *President/XXXXXXXXXXXX

and Peter MacDougall, *Clerk/XXXXXXXXXXXX

of The L.S. Starrett Company
*(Exact name of corporation)*

located at 121 Crescent Street, Athol, Massachusetts 01331
*(Street address of corporation in Massachusetts)*

certify that these Articles of Amendment affecting articles numbered:

3
*(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)*

of the Articles of Organization were duly adopted at a meeting held on September 17, 1997, by vote of:

4,511,347 ~~shares~~ votes of Class A Common Stock *(type, class & series, if any)* of 5,037,316 ~~shares~~ votes outstanding, and

16,760,890 ~~shares~~ votes of Class B Common Stock *(type, class & series, if any)* of 18,999,620 ~~shares~~ votes outstanding ~~and~~ for a total of

21,272,237 ~~shares~~ votes of XXXXXXXXXXXXXXXXXXXX *(type, class & series, if any)* ~~of~~ 24,036,936 ~~shares~~ votes outstanding,

[1]**being at least a majority of ~~each type, class or series outstanding and entitled to vote thereon: / or [2]**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:~~ the votes of holders of all issued and outstanding shares of Class A and Class B Common Stock entitled to vote thereon.

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M ☐
R.A. ☐

*Delete the inapplicable words. **Delete the inapplicable clause.
[1] For amendments adopted pursuant to Chapter 156B, Section 70.
[2] For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

4

C.

7/29/29 C

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total *presently* authorized is:

| WITHOUT PAR VALUE STOCKS | | WITH PAR VALUE STOCKS | | |
|---|---|---|---|---|
| TYPE | NUMBER OF SHARES | TYPE | NUMBER OF SHARES | PAR VALUE |
| Class A Common: | None | Class A Common: | 10,000,000 | $1.00 |
| Class B Common | None | Class B Common | 10,000,000 | $1.00 |
| Preferred: | None | Preferred: | None | |
| | | | | |

*Change* the total authorized to:

| WITHOUT PAR VALUE STOCKS | | WITH PAR VALUE STOCKS | | |
|---|---|---|---|---|
| TYPE | NUMBER OF SHARES | TYPE | NUMBER OF SHARES | PAR VALUE |
| Class A Common: | None | Class A Common: | 20,000,000 | $1.00 |
| Class B Common | None | Class B Common | 10,000,000 | $1.00 |
| Preferred: | None | Preferred: | None | |
| | | | | |

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a *later* effective date not more than *thirty days* after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 17th day of September, 19 97,

Douglas A. Starrett, *President, ~~*Vice President~~,

Peter MacDougall, *Clerk, ~~*Assistant Clerk~~.

**Delete the inapplicable words.*

026

588894

THE COMMONWEALTH OF MASSACHUSETTS

# ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

97 SEP 18 PM 3:49

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $10,000 having been paid, said articles are deemed to have been filed with me this 18th day of September 19 97.

*Effective date:* ____________________

WILLIAM FRANCIS GALVIN

*Secretary of the Commonwealth*

A TRUE COPY ATTEST
WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH
DATE 5/16/09 CLERK

**TO BE FILLED IN BY CORPORATION**

**Photocopy of document to be sent to:**

Peter MacDougall

Ropes & Gray
One International Place
Boston, MA 02110